Exhibit No. 99

CONTACT:	REGIS CORPORATION:
Mark Fosland — Vice President, Finance
952-806-1707
Alex Forliti — Director, Finance-Investor Relations
952-806-1767

For Immediate Release

REGIS REPORTS THIRD QUARTER 2009 RESULTS

-Third Quarter EPS from Continuing Operations of $0.49 per Share-

MINNEAPOLIS, April 29, 2009 — Regis Corporation (NYSE:RGS), the global leader in the $170 billion hair care industry, today reported third quarter net income from continuing operations of $21.0 million, or $0.49 per diluted share, compared to $19.1 million or $0.44 per diluted share a year ago.   Last year, third quarter earnings per diluted share from continuing operations included $0.07 of incremental tax expense related to the repatriation of international cash.

On April 8, 2009, the Company reported third quarter consolidated total same-store sales declined 4.5 percent.  In addition, the Company reported that revenues for the third quarter ended March 31, 2009 decreased 2.4 percent to $604 million compared to $619 million in the third quarter of fiscal 2008. The deconsolidation of the European franchise salon operations reduced revenue in the quarter by approximately $5 million.  Absent the impact of the European deconsolidation, consolidated revenues for the quarter would have decreased 1.6 percent.

“We were very encouraged with our ability to maintain our year-over-year profitability levels despite the extremely difficult sales environment,” commented Paul D. Finkelstein, Chairman and Chief Executive Officer.  “We are on or ahead of plan with all of our debt reduction and cost saving initiatives.  Our entire organization is focused on our near-term strategy of strengthening our balance sheet, significantly reducing expenditures in salon unit growth, reducing debt levels and controlling expenses.”

Mr. Finkelstein concluded, “Last quarter, we made the decision to discontinue providing quarterly and annual sales and earnings guidance, at least until economic conditions normalize.  Today, it is still far too difficult to predict how long and how deep this recession will be.  Therefore, we will not be providing fourth quarter or fiscal 2010 detailed revenue and earnings guidance.  I would like to provide some insight into our current internal fiscal 2010 expectations.  Based on the current economic environment, same-store sales could be in a range of negative three percent to positive one percent.  At these same-store sales levels, EBITDA should be in a range of $200 million to $240 million.  We expect total capital expenditures (CAPEX) and acquisition spend to be in the range of $90 million to $100 million, a reduction of approximately $35 million compared to fiscal 2009. The 2010 CAPEX budget includes approximately $55 million to $60 million for maintenance.  Finally, we plan to pay down approximately $30 million to $50 million of debt during fiscal 2010.”

As of March 31, 2009 Regis Corporation owned, franchised, or held ownership interest in 12,854 worldwide locations.

Regis Corporation will host a conference call discussing third quarter results today, April 29, 2009 at 10 a.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 800-218-0713. A replay of the call will be available later that day. The replay phone number is 800-405-2236, access code 11128659#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of March 31, 2009, the Company owned, franchised or held ownership interests in over 12,800 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia. Regis also maintains a 49 percent ownership interest in Intelligent Nutrients, a business that provides a wide variety of certified organic products for health and beauty.  For additional information about the company, including a reconciliation of non-GAAP financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link:

http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release contains “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward—looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include competition within the personal hair care industry, which remains strong, both domestically and internationally; price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with the financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations for new salon development; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; the ability of the Company to consummate the planned closure of salons and the related realization of the anticipated costs, benefits and time frame; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2008. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)
as of March 31, 2009 and June 30, 2008
(In thousands, except per share data)

	March 31, 2009	June 30, 2008
ASSETS
Current assets:
Cash and cash equivalents	$57,063	$127,627
Receivables, net	35,713	37,824
Inventories	165,022	212,468
Deferred income taxes	19,963	15,954
Other current assets	94,009	51,278
Total current assets	371,770	445,151

Property and equipment, net	407,660	481,851
Goodwill	760,565	870,993
Other intangibles, net	128,205	144,291
Investment in affiliates	218,330	247,102
Other assets	43,305	46,483

Total assets	$1,929,835	$2,235,871

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$121,260	$230,224
Accounts payable	63,297	69,693
Accrued expenses	158,637	207,605
Total current liabilities	343,194	507,522

Long-term debt and capital lease obligations	580,347	534,523
Other noncurrent liabilities	222,843	217,640
Total liabilities	1,146,384	1,259,685

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 43,202,231 and 43,070,927 common shares at March 31, 2009 and June 30, 2008, respectively	2,160	2,153
Additional paid-in capital	152,028	143,265
Accumulated other comprehensive income	25,560	101,973
Retained earnings	603,703	728,795

Total shareholders’ equity	783,451	976,186

Total liabilities and shareholders’ equity	$1,929,835	$2,235,871

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2009	2008	2009	2008
Revenues:
Service	$453,301	$467,145	$1,367,414	$1,370,759
Product	128,573	137,667	395,530	413,583
Product sold to Premier (1)	12,596	—	12,596	—
Royalties and fees	9,616	14,045	29,501	56,511
	604,086	618,857	1,805,041	1,840,853
Operating expenses:
Cost of service	259,465	267,705	783,380	783,760
Cost of product	61,621	66,060	192,318	198,708
Cost of product sold to Premier (1)	12,596	—	12,596	—
Site operating expenses	49,864	47,506	145,886	140,916
General and administrative	69,592	77,825	219,887	244,141
Rent	85,654	89,662	259,846	266,102
Depreciation and amortization	27,384	26,958	82,171	83,495
Goodwill impairment	—	—	41,661	—
Lease termination costs	838	—	2,836	—
Total operating expenses	567,014	575,716	1,740,581	1,717,122

Operating income	37,072	43,141	64,460	123,731

Other income (expense):
Interest expense	(9,684)	(11,266)	(30,782)	(33,495)
Interest income and other, net	1,316	1,829	6,513	6,074
Income from continuing operations before income taxes and equity in income of affiliated companies	28,704	33,704	40,191	96,310
Income taxes	(9,667)	(15,196)	(29,008)	(37,681)
Equity in income of affiliated companies, net of income taxes	1,988	638	142	690
Income from continuing operations	$21,025	$19,146	$11,325	$59,319

(Loss) income from discontinued operations, net of tax	(12,171)	(178)	(131,237)	2,804

Net income (loss)	$8,854	$18,968	$(119,912)	$62,123

Net income per share:
Basic:
Income from continuing operations	$0.49	$0.45	$0.26	$1.37
(Loss) income from discontinued operations, net of tax	(0.28)	(0.01)	(3.06)	0.06
Net income (loss) per share, basic	$0.21	$0.44	$(2.80)	$1.43
Diluted:
Income from continuing operations	$0.49	$0.44	$0.26	$1.36
(Loss) income from discontinued operations, net of tax	(0.28)	—	(3.05)	0.06
Net income (loss) per share, diluted	$0.21	$0.44	$(2.79)	$1.42

Weighted average common and common equivalent shares outstanding:
Basic	42,905	42,638	42,863	43,303
Diluted	42,917	43,025	42,966	43,831

Cash dividends declared per common share	$0.04	$0.04	$0.12	$0.12

(1) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA
(In thousands)

	Nine Months Ended March 31,
	2009	2008

Net cash provided by operating activities	$120,725	$167,839
Net cash used in investing activities	(92,521)	(237,524)
Net cash (used in) provided by financing activities	(79,637)	24,049
Effect of exchange rate changes on cash and cash equivalents	(19,131)	(2,860)
Decrease in cash and cash equivalents	(70,564)	(48,496)
Cash and cash equivalents:
Beginning of year	127,627	184,785
End of year	$57,063	$136,289

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REGIS CORPORATION (NYSE: RGS)

Salon / School / Hair Restoration Center Counts and Revenues

	March 31, 2009	June 30, 2008
SYSTEM-WIDE LOCATIONS:

Company-owned salons	8,008	8,582
Franchise salons	2,038	2,163
Company-owned hair restoration centers	62	57
Franchise hair restoration centers	33	35
Ownership interest locations	2,713	2,714
Total, system-wide	12,854	13,551

SALON LOCATION SUMMARY

	March 31, 2009	June 30, 2008
NORTH AMERICAN SALONS:

REGIS SALONS
Open at beginning of period	1,078	1,099
Salons constructed	16	14
Acquired	23	4
Less relocations	(11)	(11)
Salon openings	28	7
Conversions	—	1
Salons closed	(32)	(29)
Total, Regis Salons	1,074	1,078

MASTERCUTS
Open at beginning of period	615	629
Salons constructed	14	7
Acquired	—	—
Less relocations	(10)	(6)
Salon openings	4	1
Conversions	—	—
Salons closed	(9)	(15)
Total, MasterCuts Salons	610	615

TRADE SECRET (3)
Company-owned salons:
Open at beginning of period	674	613
Salons constructed	10	16
Acquired	—	65
Franchise buybacks	—	5
Less relocations	(4)	(11)
Salon openings	6	75
Conversions	—	5
Salons sold	(659)	—
Salons closed	(21)	(19)
Total company-owned salons	—	674

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	March 31, 2009	June 30, 2008

Franchise salons:
Open at beginning of period	106	19
Salons constructed	1	2
Acquired	—	93
Less relocations	—	(1)
Salon openings	1	94
Franchise buybacks	—	(5)
Salons sold	(62)	—
Salons closed	(2)	(2)
Total franchise salons	43	106

Total, Trade Secret Salons	43	780

SMARTSTYLE/COST CUTTERS IN WAL-MART
Company-owned salons:
Open at beginning of period	2,212	2,000
Salons constructed	53	207
Acquired	—	—
Franchise buybacks	24	12
Less relocations	(1)	(3)
Salon openings	76	216
Conversions	—	—
Salons closed	(1)	(4)
Total company-owned salons	2,287	2,212

Franchise salons:
Open at beginning of period	146	151
Salons constructed	1	7
Acquired	—	—
Less relocations	—	—
Salon openings	1	7
Conversions	—	—
Franchise buybacks	(24)	(12)
Salons closed	(1)	—
Total franchise salons	122	146

Total, SmartStyle/Cost Cutters in Wal-Mart Salons	2,409	2,358

STRIP CENTERS
Company-owned salons:
Open at beginning of period	3,531	3,317
Salons constructed	48	66
Acquired	71	138
Franchise buybacks	59	133
Less relocations	(12)	(14)
Salon openings	166	323
Conversions	(1)	(5)
Salons closed	(115)	(104)
Total company-owned salons	3,581	3,531

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	March 31, 2009	June 30, 2008
Franchise salons:
Open at beginning of period	1,911	1,998
Salons constructed	73	120
Acquired (2)	—	—
Less relocations	(10)	(11)
Salon openings	63	109
Conversions	1	—
Franchise buybacks	(59)	(133)
Salons closed	(43)	(63)
Total franchise salons	1,873	1,911

Total, Strip Center Salons	5,454	5,442

INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	472	481
Salons constructed	4	15
Acquired	—	25
Franchise buybacks	—	—
Less relocations	(1)	(1)
Salon openings	3	39
Conversions	—	1
Affiliate joint ventures	—	(40)
Salons closed	(19)	(9)
Total company-owned salons	456	472

Franchise salons:
Open at beginning of period	—	1,574
Salons constructed	—	50
Acquired (2)	—	—
Less relocations	—	—
Salon openings	—	50
Conversions	—	3
Franchise buybacks	—	—
Affiliate joint ventures	—	(1,587)
Salons closed	—	(40)
Total franchise salons	—	—

Total, International Salons	456	472

TOTAL SYSTEM-WIDE SALONS:	March 31, 2009	June 30, 2008
Company-owned salons:
Open at beginning of period	8,582	8,139
Salons constructed	145	325
Acquired	94	232
Franchise buybacks	83	150
Less relocations	(39)	(46)
Salon openings	283	661
Conversions	(1)	2
Affiliate joint ventures	—	(40)
Salons sold	(659)	—
Salons closed	(197)	(180)
Total company-owned salons	8,008	8,582

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	March 31, 2009	June 30, 2008
Franchise salons:
Open at beginning of period	2,163	3,742
Salons constructed	75	179
Acquired (2)	—	93
Less relocations	(10)	(12)
Salon openings	65	260
Conversions	1	3
Franchise buybacks	(83)	(150)
Affiliate joint ventures	—	(1,587)
Salons sold	(62)	—
Salons closed	(46)	(105)
Total franchise salons	2,038	2,163

Total Salons	10,046	10,745

BEAUTY SCHOOLS
Open at beginning of period	—	56
Salons constructed	—	—
Less closures	—	—
Acquired	—	—
Less relocations	—	—
Conversions	—	(5)
Affiliate joint ventures	—	(51)
Total Beauty Schools	—	—

HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	57	49
Salons constructed	7	3
Acquired	—	—
Franchise buybacks	2	6
Less relocations	(4)	(1)
Salon openings	5	8
Conversions	—	—
Sites closed	—	—
Total company-owned hair restoration centers	62	57

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	March 31, 2009	June 30, 2008
Franchise hair restoration centers:
Open at beginning of period	35	41
Salons constructed	—	2
Acquired	—	—
Less relocations	—	(2)
Salon openings	—	—
Franchise buybacks	(2)	(6)
Sites closed	—	—
Total franchise hair restoration centers	33	35

Total Hair Restoration Centers	95	92

Ownership interest locations	2,713	2,714

Grand Total, System-wide	12,854	13,551

(1) Canadian and Puerto Rican salons are included in the Regis Salons, Strip Center, MasterCuts and Trade Secret concepts and not included in the International salon totals.

(2) Represents primarily the acquisition of franchise networks.

(3)  On February 16, 2009 the Company announced the completion of the sale of Trade Secret retail product division to Premier Salons Beauty, Inc.  As a result of this transaction, the Company reported the Trade Secret operations as discontinued operations for all periods presented.  Forty-three franchise salons were not included in the sale of Trade Secret to Premier Salons Beauty, Inc. and are not reported as discontinued operations.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	Three Months Ended March 31,		Nine Months Ended March 31,
(Dollars in thousands)	2009	2008	2009	2008
North American salons:
Regis	$117,424	$130,272	$360,767	$386,839
MasterCuts	43,237	44,755	128,750	132,223
SmartStyle	136,012	130,476	395,053	374,759
Strip Centers (1)(6)	236,882	222,765	690,332	649,320
Other (2)	—	—	—	5,558
Total North American salons (5)	533,555	528,268	1,574,902	1,548,699

International salons (1)(3)	35,878	55,973	125,594	192,310
Hair restoration centers (1)	34,653	34,616	104,545	99,844
Consolidated revenues	$604,086	$618,857	$1,805,041	$1,840,853

Percent change from prior year	(2.4)%	3.7%	(1.9)%	4.9%

Same-store sales (decrease) increase (4)	(4.5)%	2.2%	(2.8)%	1.4%

(1) Includes aggregate franchise royalties and fees of $9.6 and $14.0 million for the three months ended March 31, 2009 and 2008, respectively, and $29.5 and $56.5 million for the nine months ended March 31, 2009 and 2008, respectively.  North American salon franchise royalties and fees represented 93.5 and 68.8 percent of total franchise revenues in the three months ended March 31, 2009 and 2008, respectively, and 93.6 and 52.2 percent of total franchise revenues in the nine months ended March 31, 2009 and 2008, respectively.

(2) On August 1, 2007, the Company contributed 51 of its accredited cosmetology schools to Empire Education Group, Inc.  Accordingly, revenue growth was negatively impacted as a result of the deconsolidation. For the nine months ended March 31, 2008, the results of operations for the month ended July 31, 2007 for the accredited cosmetology schools are reported in the North American salons segment. The Company retained ownership of its one North America and four United Kingdom Sassoon schools. Subsequent to August 1, 2007 results of operations for the Sassoon schools are included in the respective North American and international salon segments.

(3) On January 31, 2008, the Company deconsolidated the results of operations of its European franchise salon operations. Accordingly, revenue growth was negatively impacted as a result of the deconsolidation.

(4) Salon same-store sales increases or decreases are calculated on a daily basis as the total change in sales for company-owned salons which were open on a specific day of the week during the current period and the corresponding prior period.  Quarterly and year-to-date salon same-store sales increases are the sum of the same-store sales increases computed on a daily basis.  Relocated salons are included in same-store sales as they are considered to have been open in the prior period.  International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation.  Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in salon revenues attributable to its organic growth (new salon construction and same-store sales growth) versus growth from acquisitions.

(5) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.

(6) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.  For the three and nine months ended March 31, 2009, the Company generated revenue of $12.6 and $12.6 million, respectively, in product sold to Premier, which represented 2.1 and 0.7 percent of consolidated revenues, respectively.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon, school and hair restoration businesses is shown in the following tables.

	For the Three Months Ended March 31, 2009(1)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$412,226	$24,858	$16,217	$—	$453,301
Product	99,743	11,020	17,810	—	128,573
Product sold to Premier (2)	12,596	—	—	—	12,596
Royalties and fees	8,990	—	626	—	9,616
	533,555	35,878	34,653	—	604,086
Operating expenses:
Cost of service	238,093	12,482	8,890	—	259,465
Cost of product	50,046	6,252	5,323	—	61,621
Cost of product sold to Premier (2)	12,596	—	—	—	12,596
Site operating expenses	46,211	2,364	1,289	—	49,864
General and administrative	28,289	2,942	9,225	29,136	69,592
Rent	73,426	9,438	2,268	522	85,654
Depreciation and amortization	18,678	1,512	2,893	4,301	27,384
Goodwill impairment	—	—	—	—	—
Lease termination costs	838	—	—	—	838
Total operating expenses	468,177	34,990	29,888	33,959	567,014

Operating income	65,378	888	4,765	(33,959)	37,072

Other income (expense):
Interest expense	—	—	—	(9,684)	(9,684)
Interest income and other, net	—	—	—	1,316	1,316
Income from continuing operations before income taxes and equity in income of affiliated companies	$65,378	$888	$4,765	$(42,327)	$28,704

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.

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	For the Three Months Ended March 31, 2008(1)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$414,176	$36,772	$16,197	$—	$467,145
Product	104,433	15,853	17,381	—	137,667
Product sold to Premier (2)	—	—	—	—	—
Royalties and fees	9,659	3,348	1,038	—	14,045
	528,268	55,973	34,616	—	618,857
Operating expenses:
Cost of service	238,474	20,405	8,826	—	267,705
Cost of product	52,412	8,672	4,976	—	66,060
Cost of product sold to Premier (2)	—	—	—	—	—
Site operating expenses	42,662	3,611	1,233	—	47,506
General and administrative	30,215	7,543	8,018	32,049	77,825
Rent	74,235	12,991	1,923	513	89,662
Depreciation and amortization	18,173	2,223	2,627	3,935	26,958
Goodwill impairment	—	—	—	—	—
Lease termination costs	—	—	—	—	—
Total operating expenses	456,171	55,445	27,603	36,497	575,716

Operating income	72,097	528	7,013	(36,497)	43,141

Other income (expense):
Interest expense	—	—	—	(11,266)	(11,266)
Interest income and other, net	—	—	—	1,829	1,829
Income from continuing operations before income taxes and equity in income of affiliated companies	$72,097	$528	$7,013	$(45,934)	$33,704

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.  For the three months ended March 31, 2008, the results of operations for the one month ended January 31, 2008 are reported in the International salon segment.

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	For the Nine Months Ended March 31, 2009(1)(3)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,229,736	$89,080	$48,598	$—	$1,367,414
Product	304,947	36,514	54,069	—	395,530
Product sold to Premier (2)	12,596	—	—	—	12,596
Royalties and fees	27,623	—	1,878	—	29,501
	1,574,902	125,594	104,545	—	1,805,041
Operating expenses:
Cost of service	709,874	46,902	26,604	—	783,380
Cost of product	155,723	20,329	16,266	—	192,318
Cost of product sold to Premier (2)	12,596	—	—	—	12,596
Site operating expenses	133,351	8,544	3,991	—	145,886
General and administrative	89,945	11,496	25,679	92,767	219,887
Rent	219,788	31,873	6,592	1,593	259,846
Depreciation and amortization	55,407	4,794	8,377	13,593	82,171
Goodwill impairment	—	41,661	—	—	41,661
Lease termination costs	2,836	—	—	—	2,836
Total operating expenses	1,379,520	165,599	87,509	107,953	1,740,581

Operating income (loss)	195,382	(40,005)	17,036	(107,953)	64,460

Other income (expense):
Interest expense	—	—	—	(30,782)	(30,782)
Interest income and other, net	—	—	—	6,513	6,513
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$195,382	$(40,005)	$17,036	$(132,222)	$40,191

(1) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.

(2) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(3) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.

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	For the Nine Months Ended March 31, 2008(1)(2)(4)
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,206,720	$118,425	$45,614	$—	$1,370,759
Product	312,507	50,279	50,797	—	413,583
Product sold to Premier (3)	—	—	—	—	—
Royalties and fees	29,472	23,606	3,433	—	56,511
	1,548,699	192,310	99,844	—	1,840,853
Operating expenses:
Cost of service	694,047	64,917	24,796	—	783,760
Cost of product	156,573	27,400	14,735	—	198,708
Cost of product sold to Premier (3)	—	—	—	—	—
Site operating expenses	126,580	10,526	3,810	—	140,916
General and administrative	90,423	31,143	22,534	100,041	244,141
Rent	219,464	39,904	5,308	1,426	266,102
Depreciation and amortization	55,109	7,271	7,676	13,439	83,495
Goodwill impairment	—	—	—	—	—
Lease termination costs	—	—	—	—	—
Total operating expenses	1,342,196	181,161	78,859	114,906	1,717,122

Operating income	206,503	11,149	20,985	(114,906)	123,731

Other income (expense):
Interest expense	—	—	—	(33,495)	(33,495)
Interest income and other, net	—	—	—	6,074	6,074
Income from continuing operations before income taxes and equity in income of affiliated companies	$206,503	$11,149	$20,985	$(142,327)	$96,310

(1) On August 1, 2007, the Company contributed substantially all of its accredited cosmetology schools to Empire Education Group, Inc.  For the nine months ended March 31, 2008 the results of operations for the month ended July 31, 2007 are reported in the North American salons segment.  The Company retained ownership of its one North America and four United Kingdom Vidal Sassoon schools. Results of operations for the Vidal Sassoon schools are included in the respective North American and international salon segments.

(2) Beginning with the period ended December 31, 2008, the operations of the Trade Secret concept within the North American reportable segment were accounted for as a discontinued operation. All periods presented reflect Trade Secret as a discontinued operation.

(3) Premier Salons Beauty, Inc. (Premier) purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation will supply product to Premier at cost for a transition period of approximately six months following the date of the sale, with possible extension to not more than eleven months.

(4) On January 31, 2008, the Company merged its continental European franchise operations with the Franck Provost Salon Group.  For the nine months ended March 31, 2008, the results of operations for the seven months ended January 31, 2008 are reported in the International salon segment.

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REGIS CORPORATION (NYSE: RGS)

NON-GAAP FINANCIAL MEASURES (Unaudited)

The Company’s press release announcing results of operations for the three month period ended March 31, 2009 includes references to the following “non-GAAP financial measures” as defined by Regulation G of the Securities and Exchange Commission:

•                  Deconsolidation of the European franchise salon operations reduced revenue in the quarter by approximately $5 million. Absent the impact of the European deconsolidation, consolidated revenues for the quarter would have decreased 1.6 percent.

Non-GAAP Consolidated Revenues

On January 31, 2008, the Company merged its continental European franchise salon operations with the Franck Provost Salon Group.  The results of operations through January 31, 2008 were included in the consolidated statement of operations.

The unaudited adjusted revenues, a non-GAAP financial measure (adjusted revenues) set for below, assumes the deconsolidation of the European franchise salon operations as of July 1, 2007.  Management believes this measurement is a meaningful presentation of the revenue growth of the Company’s core salon and hair restoration businesses between the comparable periods, excluding the impact of deconsolidating the European franchise salon operations.  If the Company had deconsolidated the European franchise salon operations on the date assumed in the adjusted revenues, the Company might have performed differently.  You should not rely on the adjusted revenues as an indication of the revenues that the Company would have achieved, had the deconsolidation of the European franchise salon operations been completed at the date indicated, or of the future revenues that the Company will achieve after the deconsolidation of the European franchise salon operations.

The adjusted revenues are based on available information and certain assumptions that management believes are reasonable.  The unaudited adjusted revenues should be read in conjunction with the historical financial statements of the Company.

	Three Months Ended	Three Months Ended
	March 31, 2009	March 31, 2008
	(Dollars in thousands)	(Dollars in thousands)
Consolidated revenues, as reported (U.S. GAAP)	$604,086	$618,857
Decrease in consolidated revenues, as reported	(2.4)%

Consolidated revenues, as reported (U.S. GAAP)	$604,086	$618,857
Deconsolidation of European franchise salon operations	—	(5,038)
Consolidated revenues, adjusted	$604,086	$613,819
Decrease in consolidated revenues, adjusted	(1.6)%

Non-GAAP EBITDA

EBITDA represents net income plus income taxes, interest expense, depreciation and amortization and equity in income of affiliates.  Management believes that EBITDA is an appropriate measure of evaluating operating performance and liquidity, because it reflects the resources available for strategic opportunities including, among others, to invest in the business, make strategic acquisitions and strengthen the balance sheet.

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